CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 20, 1995 included in Light Savers U.S.A. Inc.'s Form 10-KSB for the year ended December 31, 1995 and to all references to our Firm included in this registration statement on Form S-8.


                                             Arthur Andersen LLP

New York, New York
February 11, 1997